EXHIBIT 99.2

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JANUARY 17, 2014, AS AMENDED FROM TIME TO TIME, BETWEEN LENDER (AS DEFINED BELOW) AND HERCULES TECHNOLOGY GROWTH CAPITAL, INC., AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF ANY SUCH SUBORDINATION AGREEMENT.

SUBORDINATED PROMISSORY NOTE

$ 5,000,000	January 17, 2014

FOR VALUE RECEIVED, the undersigned, NUPATHE INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of TEVA PHARMACEUTICALS USA, INC. (the “Lender”) the principal amount of FIVE MILLION DOLLARS ($5,000,000), plus interest on the aggregate unpaid principal amount hereof, in the manner and upon the terms and conditions set forth below.

1.                                      Payments:

a.              Principal and Interest:  The entire outstanding principal amount of this Note, together with all accrued interest hereon, shall be due and payable in full upon the occurrence of any of the following events (each, a “Repayment Event”):

i.              Teva Pharmaceutical Industries LTD. (“Parent”) and the Borrower shall fail within one (1) business day following the date hereof to enter into an agreement and plan of merger in substantially the form of Exhibit A hereto whereby a wholly-owned subsidiary of Parent may commence an offer to purchase all of the outstanding shares of capital stock of the Borrower and, upon consummation of such offer, such subsidiary of Parent will merge with the Borrower resulting in the acquisition by Parent of the Borrower (the “Merger Agreement”) (capitalized terms used, but not defined in this Note, shall have the meanings given to such terms in the Merger Agreement);

ii.           termination of such Merger Agreement:

1.              by Parent (i) at any time prior to the Offer Closing, upon a Company Adverse Recommendation Change, or (ii) if the board of directors of the Borrower fails to reaffirm publicly its recommendation to the Borrower’s stockholders to tender their shares of the Borrower’s Common Stock in the Offer and to vote in favor of the Merger within seven days of the Parent’s written request for such reaffirmation;

2.              by the Borrower, at any time prior to Offer Closing, to accept and enter into a binding agreement with respect to a Superior Proposal;

3.              by Parent due to the Borrower’s willful breach thereof;

4.              by either Parent or the Borrower in the event the Offer Closing shall not have occurred due to the failure to satisfy the Minimum Tender Condition.

b.              Prepayment:  The outstanding principal amount of this Note may be prepaid, in whole or in part, without penalty or premium.  Such prepayments shall be applied first to accrued and unpaid interest and then to principal.

c.               Debt Forgiveness.  Upon the consummation of the Closing or termination of the Merger Agreement for any reason other than as set forth in Section 1(a)(ii) above, the principal hereof, and all interest accrued thereon, is deemed forgiven without any further act by the parties hereto; provided that in connection with Closing, Lender may elect not to forgive the outstanding principal amount and all interest accrued hereon and such principal amount shall continue to accrue interest in accordance with the terms hereof following the Closing and will be due and payable on demand by Lender at any time following Closing.

2.                                      Rate of Interest:

a.              Commencing on the date of this Note, the outstanding principal amount of this Note shall bear interest at a per annum rate equal to 13.35%.  Interest shall be computed on the basis of a year of 360 days and actual days elapsed.

b.              After the occurrence and during the continuance of an Event of Default (as defined below), the interest rate shall be increased by 3.00% per annum.

c.               Until this Note is paid in full, all rates of interest under this Note shall continue to accrue at the applicable rate provided in this Note and be paid even after the occurrence of any Event of Default (as defined below), or after maturity, acceleration, recovery of judgment, or the happening of any event or occurrence similar or dissimilar.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Note and charged or collected pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such court determines the Lender has charged or received interest under this Note in excess of the highest applicable rate, the Lender shall apply and set off such excess interest received by the Lender against other obligations due or to become due under this Note and such rate shall automatically be reduced to the maximum rate permitted by such law.

3.                                      Use of Proceeds:  The proceeds of this Note will be used by the Borrower solely to fund the “Company Termination Fee” as defined in the Endo Merger Agreement.

4.                                      Events of Default:  Each of the following events shall constitute an event of default under this Note (each, an “Event of Default”):

a.              Payment of Principal and Interest:  The failure of the Borrower to make any payment of principal or interest when due to the Lender under this Note.

b.              Assignment for Benefit of Creditors, etc.:  The making of an assignment or other distribution by the Borrower or the proposal to make an assignment or other distribution by the Borrower, for the benefit of creditors generally, the offer by the Borrower of a composition or extension to creditors, or the making or sending of a notice by the Borrower of an intended bulk sale of any business or assets now or hereafter owned or conducted by the Borrower.

c.               Bankruptcy, Dissolution, etc.:  The commencement of any action for the dissolution or liquidation of the Borrower, or the commencement of any case or proceeding for reorganization or liquidation of the Borrower’s debts under the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against the Borrower; provided, however, that the Borrower shall have sixty (60) days to obtain the dismissal or discharge of any involuntary proceeding filed against it.

d.              Receiver:  The appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for the Borrower or for all or substantially all of property of the Borrower.

e.               Insolvency:  The failure of the Borrower to be able to generally pay its debts as they become due or to maintain sufficient capital to carry on its business and all businesses in which the Borrower is about to engage, or the Borrower being adjudicated as insolvent.

5.                                      Rights and Remedies upon an Event of Default:

a.              At any time following the occurrence and during the continuance of an Event of Default under Section 4(a) of this Note, the Lender may, in its sole discretion, without demand, notice, presentment or protest or further action of any kind, declare the Borrower in default under this Note, declare all outstanding principal amounts, accrued but unpaid interest, and other amounts due under this Note immediately due and payable by the Borrower to the Lender.

b.              At any time following the occurrence and during the continuance of an Event of Default under Sections 4(b), (c), (d) or (e) of this Note, then, without demand, notice, presentment or protest or further action of any kind, all outstanding principal amounts, accrued but unpaid interest, and other amounts due under this Note shall automatically be declared immediately due and payable.

c.               At any time following the occurrence and during the continuance of an Event of Default, the Lender may, in its discretion, exercise all other rights, options and remedies granted or available to the Lender under this Note or otherwise available at law or in equity, including, without limitation, the right to collect the unpaid obligations, liabilities and indebtedness of the Borrower arising under this Note.

6.                                      Nature of Remedies:

a.              All rights and remedies granted the Lender under this Note shall be deemed concurrent and cumulative, and not exclusive of any rights or remedies available at law or in equity.

b.              The forbearance, failure, delay, omission in exercising any right or remedy under this Note and the single or partial exercise of such right or remedy by the Lender shall not constitute a waiver of such or any other right or remedy available to the Lender under this Note or otherwise available at law or in equity.

c.               The Lender shall not be deemed to have waived any right or remedy available to the Lender under this Note, or at law or in equity unless such waiver is in writing and signed by the Lender.

d.              The waiver by the Lender of any breach, violation or default by the Borrower of any provision of this Note shall not constitute: (i) a waiver of any subsequent breach, violation or default by the Borrower of such provision, (ii) a waiver of any breach, violation or default by the Borrower of any other provision of this Note, or (iii) a waiver of any other right or remedy available to the Lender under this Note, or at law or in equity.

7.                                      Waiver by the Borrower:  The Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note.

8.                                      Waiver of Jury Trial:  The Borrower and the Lender (by acceptance of this Note) each hereby irrevocably and unconditionally waives any and all rights that such party may have to a jury trial in connection with any litigation or other proceeding arising with respect to any rights and obligations of the parties hereto.

9.                                      Successors and Assigns:  This Note and all obligations, liabilities and indebtedness of the Borrower arising under this Note shall be binding upon the Borrower and the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the Borrower, and shall, together with the rights and remedies of the Lender arising under this Note, inure to the benefit of the Lender, its successors and assigns and any future holder of this Note or the obligations, liabilities or indebtedness arising under this Note; provided, however, the Borrower shall not transfer or assign its rights, obligations, liabilities or indebtedness arising under this Note without the express written consent of the Lender or such future holder.

10.                               Governing Law:  This Note and all related agreements, instruments, and other documents shall be governed by, and construed and enforced in accordance with the laws of the Delaware, without regard to its otherwise applicable conflicts of laws rules.

11.                               Consent to Jurisdiction:  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court for the purpose of any action or proceeding arising out of this Note, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Note in any court other than a federal court located in the State of Delaware or a Delaware state court.

12.                               Severability:  The provisions of this Note are to be deemed severable and the invalidity, illegality or unenforceability of one or more of the provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of the remaining provisions of this Note in such jurisdiction, or the validity, legality or enforceability of this Note, including any such provision, in any other jurisdiction.

13.                               No Modification:  No modification of this Note shall be binding or enforceable unless in writing and signed by the Lender and the Borrower.

14.                               Headings:  The headings of any section of this Note are for convenience only and shall not be used to interpret any provision of this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

NUPATHE INC.

By:	/s/ Michael F. Marino
Name:	Michael F. Marino
Title:	SVP and General Counsel

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

[See Attached]